UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 5, 2014

First Business Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-34095	39-1576570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Charmany Drive, Madison, Wisconsin 53719
(Address of principal executive offices, including zip code)
(608) 238-8008
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2014, First Business Financial Services, Inc. (the “Company”) announced that its Board of Directors (the “Board”) has appointed David R. Papritz to serve as the Company’s Chief Financial Officer and Senior Vice President - Corporate Development, effective September 23, 2014.
Mr. Papritz, age 52, was previously Group Senior Vice President and Director of Corporate Development and Investor Relations with Rosemont, Illinois based Taylor Capital Group, Inc. from 2013 until it was acquired by a third-party financial institution in August 2014. He also previously served as Managing Director in the Financial Institutions Group of Raymond James & Associates' Chicago office from September 2007 to March 2013 and Group Senior Vice President with Chicago-based LaSalle National Corporation/ABN Amro North America from June 1987 to January 2007, with responsibilities including mergers and acquisitions, financial analysis, human resources and management of the retail mortgage origination channel.
Mr. Papritz’s base salary will be $255,000. Mr. Papritz will also be eligible to participate in the Company’s Annual Incentive Bonus Program with a targeted payout range of 30% and a guaranteed bonus for calendar year 2015 of the greater of either the actual calculated bonus payment or $100,000. He will be eligible to participate in the Company’s 401(k) Plan and the Company’s 2012 Equity Incentive Plan. Mr. Papritz will also be eligible to receive an equity grant of $100,000 of restricted stock and to enter into an Executive Change in Control Agreement with the Company following the relocation of his family residence to Wisconsin. The equity grant will vest in four equal installments with the first 25% vesting the day after the initial grant date and an additional 25% vesting on each successive anniversary date of the grant.
There have been no transactions and there are no currently proposed transactions to which the Company was or is a participant and in which Mr. Papritz had or is to have a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K. Further, Mr. Papritz is not related to any member of the Board or any other executive officers of the Company.
The foregoing description of the terms of Mr. Papritz’s employment arrangement is qualified in its entirety by reference to the full text of the Offer Letter between the Company and Mr. Papritz, which is filed as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.
A copy of the press release announcing the appointment of Mr. Papritz is attached as Exhibit 99.2 and is incorporated by reference herein.
In conjunction with Mr. Papritz’s appointment, Mr. James F. Ropella, the Company’s current Senior Vice President and Chief Financial Officer, will retire from his position as Chief Financial Officer, effective September 23, 2014. Mr. Ropella will remain with the Company as Senior Vice President through December 31, 2014 to facilitate the transition of the Chief Financial Officer position to Mr. Papritz. The Company has also entered into a consulting arrangement with Mr. Ropella, effective January 1, 2015, pursuant to which Mr. Ropella will serve as a consultant to the Company following his retirement. Mr. Ropella will receive consulting compensation of $150,000 for 2015 consulting services, which includes compensation as a director on the board(s) of certain of the Company’s subsidiaries.

Item 9.01.    Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits. The following exhibits are filed herewith:

(99.1) Offer Letter between the Company and David R. Papritz accepted September 5, 2014.

(99.2) Press Release of First Business Financial Services, Inc. dated September 9, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST BUSINESS FINANCIAL SERVICES, INC.

Date: September 9, 2014	By: /s/ Barbara M. Conley
Barbara M. Conley
Senior Vice President and General Counsel

FIRST BUSINESS FINANCIAL SERVICES, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

99.1        Offer Letter between the Company and David R. Papritz accepted September 5, 2014.

99.2        Press Release of First Business Financial Services, Inc., dated September 9, 2014.